UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2011

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective  January 27, 2011, the Board of Directors of MarkWest Energy GP, L.L.C. (the “General Partner”), in its capacity as general partner of MarkWest Energy Partners, L.P. (the “Partnership”), approved the compensation determinations for its Chief Executive Officer and its other Named Executive Officers (“NEOs”) for fiscal years 2010 and 2011.  These determinations included setting the NEOs’ base salaries for 2011, reviewing performance metrics and awarding short-term cash and long-term equity incentives for 2010 performance, and establishing short-term incentive award targets and long-term equity incentive grants for 2011.

MarkWest executives’ base salaries are evaluated each year based on market and industry analysis.  For 2011, the Board established the following base salaries for the NEOs: the CEO’s base salary was left unchanged at $515,000 and the other four NEOs’ salaries were set in the range of $325,000 to $350,000.

The 2010 targets for the NEOs’ short-term cash incentive awards were established by the Board at the beginning of the year and were based on performance relative to a combination of several key performance metrics, including : 1) the Partnership’s distributable cash flow; 2) the Partnership’s total shareholder return (unit price performance and distribution growth) relative to an industry peer group selected by the Board’s compensation committee; 3) achievement of certain balance sheet objectives established by the Board; 4) achievement of operational objectives; and 5) achievement of other broad organizational objectives.  The Partnership’s CEO’s short-term cash incentive award target was set at 80% of base salary for achievement of base-plan performance goals and up to 130% of base salary for stretch performance.  The remaining NEOs’ short-term incentive award targets were set at 60% of base salary for achievement of base-plan performance goals and up to 100% of base salary for achievement of stretch performance.

The Partnership’s actual 2010 performance and senior management’s execution of the business plan, including the successful achievement of the key commercial, balance sheet, liquidity, distributable cash flow and top tier total shareholder return relative to the industry peer group, was determined by the Board to be well in excess of base plan performance goals and objectives.  Recognizing these factors, the Board approved the CEO’s short-term cash incentive award at $634,000 and each of the remaining named executive officers’ short-term cash incentive awards ranging from $307,000 to $331,000.

For all NEOs, the Board approved the vesting of the 2011 installment of performance-based phantom units granted on April 22, 2010.   Based on the three-year total shareholder return look-back performance relative to the established peer group and the Board’s exercise of its discretion to increase the grant by 25% based on the Partnership’s actual 2010 performance and senior management’s execution of the business plan, the number of performance-based units vesting consisted of 37,500 phantom units for the Chief Executive Officer and a range of 22,500 to 30,000 phantom units for each of the other four NEOs.  The Board also established the 2011 short-term cash incentive award targets for the CEO at 100% and 200% of base salary for base plan performance and stretch performance, respectively, and for the remaining NEOs the short-term incentive targets are set at 60% and 120% of base salary for base plan performance and stretch performance, respectively.

The Board of Directors also approved new phantom unit grants with distribution equivalent rights to the Chief Executive Officer and the other four NEOs, as well as to other senior executives and key employees.  These phantom units are subject to cliff vesting on January 31, 2014.  The number of phantom units awarded to the NEOs under this grant consisted of 81,122 phantom units for the Chief Executive Officer and a range of 18,771 to 25,728 phantom units for each of the other four NEOs.  These grants were the continuation of the annual long-term incentive performance grant program. This program annually awards three year cliff vesting phantom units based upon the Partnership’s relative total shareholder return over the two-year period prior to the grant date, compared to the total shareholder return of the industry peer group.  The Partnership’s relative total shareholder return over the two year period prior to this 2011 grant was at the 100th percentile ranking of the industry peer group which provided for an award of two times the market based percent-of-salary target and the Board also exercised its discretion to increase the awards by 20% of the target award in recognition of the Partnership’s actual 2010 performance and senior management’s execution of the business plan.

The General Partner’s executives are solely employed by MarkWest Hydrocarbon, Inc., a wholly owned subsidiary of the Partnership.   The executives perform management services for the Partnership and are reimbursed under the Services Agreement between MarkWest Hydrocarbon and the General Partner.   Under the Services Agreement, the General Partner causes the Partnership to reimburse MarkWest Hydrocarbon for a portion of the executives’ base and incentive compensation.  Additionally, the Partnership awards long-term equity incentive compensation to the executives under its Long Term Incentive Plan. Compensation determinations described in this Form 8-K are in addition to any January 31, 2011, time-based vestings of previously disclosed long term incentive awards.

ITEM 8.01. Other Events.

On January 27, 2011, the Board of Directors of the General Partner of MarkWest Energy Partners, L.P. (the “Partnership”) declared a cash distribution of $0.65 per common unit for the fourth quarter of 2010, for an implied annual rate of $2.60 per common unit.  The fourth quarter 2010 distribution is payable February 14, 2011, to unitholders of record on February 7, 2011.  The ex-dividend date is February 3, 2011.  On January 27, 2011, the Partnership issued a press release relating to the fourth quarter distribution.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” We do not undertake any duty to update any forward-looking statement except as required by law.

ITEM 9.01.  Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 27, 2011, announcing increased quaterly cash distribution.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy G.P., L.L.C.,
Its General Partner

Date: February 2, 2011	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer